SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12
SPANISH BROADCASTING SYSTEM, INC.

(Name of Registrant as Specified In Its Charter)
Not Applicable

(Name of Person(s) Filing Proxy Statement if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133
June 8, 2005
Dear Stockholders:
       You are cordially invited to attend the Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”), which will be held on Tuesday, June 28, 2005, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (the “Annual Meeting”).
       At the meeting, stockholders of SBS will be asked to consider and act upon the election of directors. This matter is described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.
       We recommend that you vote in favor of the proposal. Your vote is important regardless of the number of shares you own, and we strongly encourage you to participate by voting your shares whether or not you plan to attend the Annual Meeting. Please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope. Returning the proxy card does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.
       Included with the attached Proxy Statement is a copy of SBS’s Annual Report on Form 10-K for fiscal year 2004. We encourage you to read the Annual Report. It includes information on SBS’s operations and markets, as well as SBS’s audited consolidated financial statements.
       We look forward to seeing you at the Annual Meeting.

Sincerely,

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

2601 South Bayshore Drive, PH II
Coconut Grove, Florida 33133
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On
June 28, 2005
Dear Stockholders:
       The Annual Meeting of Stockholders of Spanish Broadcasting System, Inc. (“SBS”) will be held on Tuesday, June 28, 2005, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133 (the “Annual Meeting”), for the following purposes:

1. To elect the six members of the Board of Directors to serve until our next annual meeting of stockholders or until their respective successors are elected and qualify.

2. To transact any other business that may properly come before the Annual Meeting or any adjournment thereof.
       Stockholders of record at the close of business on May 16, 2005 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof.

By Order of the Board of Directors

Joseph A. García
Executive Vice President,
Chief Financial Officer, and Secretary
Coconut Grove, Florida
June 8, 2005

PROXY STATEMENT
VOTING RIGHTS AND SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS
PROPOSAL ELECTION OF DIRECTORS
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
CORPORATE GOVERNANCE MATTERS
EXECUTIVE COMPENSATION
STOCK OPTIONS
DIRECTOR COMPENSATION
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
STOCKHOLDER RETURN PERFORMANCE PRESENTATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
ANNUAL REPORT
OTHER MATTERS

PROXY STATEMENT
June 8, 2005
      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of Spanish Broadcasting System, Inc., a Delaware corporation (“SBS”), of proxies for use at the Annual Meeting of Stockholders of SBS (the “Annual Meeting”). All references in this Proxy Statement to “we”, “our”, or “us” refer to SBS.
      The Annual Meeting will be held on Tuesday, June 28, 2005, at 10:00 a.m., E.T., at our corporate offices located at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133. All holders of record of our Class A common stock, par value $0.0001 per share (the “Class A common stock”) and Class B common stock, par value $0.0001 per share (the “Class B common stock”), at the close of business on May 16, 2005 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 40,277,805 shares of Class A common stock outstanding and entitled to vote and 24,503,500 shares of Class B common stock outstanding and entitled to vote.
      This Proxy Statement, the accompanying proxy card, and our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, containing audited financial statements, are first being mailed to stockholders on or about June 8, 2005. Our Annual Report contains the information required by Rule 14a-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not a part of the proxy soliciting materials.
VOTING RIGHTS AND SOLICITATION OF PROXIES
      Stockholders are entitled to one vote for each share of Class A common stock they hold and ten votes for each share of Class B common stock they hold, on each matter presented. Shares of Class A common stock and Class B common stock may not be voted cumulatively.
      The presence, in person or represented by proxy, of the holders of a majority of the aggregate votes entitled to be cast by the Class A common stock and Class B common stock, voting together as a single class, will constitute a quorum for the transaction of business at the Annual Meeting. If a quorum is not present, the stockholders entitled to vote who are present in person or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time until a quorum is present or represented. Unless the adjournment is for more than thirty days or unless a new record date is set for the adjourned meeting, no notice of the adjourned meeting must be given other than by announcement at the Annual Meeting. At an adjourned meeting at which a quorum is present, any business may be transacted that could have been transacted at the original Annual Meeting.
      Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the Annual Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The election of directors requires a majority of the votes cast at the Annual Meeting. Abstentions will count as a vote against the proposal, and broker non-votes will not count toward the vote on the proposal.
      Stockholders are requested to complete, sign, and date the accompanying proxy card and return it promptly to us so that it is received by the date of the Annual Meeting. A stockholder may revoke a proxy submitted to us at any time before it is voted at the Annual Meeting by (1) sending written notice of revocation to us addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer, (2) executing and submitting a proxy bearing a later date, or (3) attending the Annual Meeting and voting in person. Subject to such revocation, all proxies duly executed and received prior to, or during the Annual Meeting, will be voted in accordance with the specification on the proxy card. If no specification is made, proxies will be voted in favor of the proposal listed on the proxy card. As to other matters, if any, to be voted upon at the Annual Meeting, the persons designated as proxies, who were selected by the Board, will take such actions as they, in their discretion, may deem advisable.
      We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others forwarding the solicitation material to beneficial owners of our common stock. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers, and other employees of SBS in person or by telephone or facsimile, but these individuals will not be separately compensated for such solicitation services. We have retained Morrow & Co., Inc. to assist in the solicitation of proxies from brokers, nominees and institutional holders for a fee of approximately $3,000, plus out-of-pocket expenses.
Information to Rely Upon When Casting Your Votes
      You should rely only on the information contained in this Proxy Statement when casting your votes. We have not authorized anyone to give any information or to make any representations in connection with this proxy solicitation other than those contained in this Proxy Statement. You should not rely on any information or representation not contained in this Proxy Statement as having been authorized by us. You should not infer that there has not been a change in the facts set forth in this Proxy Statement or in our affairs since the date of this Proxy Statement. This Proxy Statement does not constitute a solicitation by anyone in any jurisdiction in which the solicitation is not authorized or in which the person making the solicitation is not qualified to do so or to anyone to whom it is unlawful to make a solicitation.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT AND RELATED STOCKHOLDER MATTERS
      The following table sets forth information concerning the beneficial ownership of our Class A common stock and our Class B common stock as of June 1, 2005, by:

•	each person known by us to beneficially own more than 5% of any class of common stock;

•	each director and each executive officer named in the Summary Compensation Table; and

•	all named executive officers and directors as a group.
      Unless indicated below, each stockholder listed had sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws, if applicable.

	Class A Shares		Class B Shares
					Percent of	Percent of
		Percent of		Percent of	Total	Total
	Number of	Class A	Number of	Class B	Economic	Voting
Name and Address(1)(2)	Shares	Shares	Shares	Shares	Interest	Power

Raúl Alarcón, Jr.(3)	600,000	1.2%	23,430,000	95.6%	32.9%	80.0%
Pablo Raúl Alarcón, Sr.	—	—	1,070,000	4.4%	1.5%	3.7%
Joseph A. García(4)	512,500	1.1%	—	—	*	*
Marko Radlovic(3)	95,030	*	—	—	*	*
William B. Tanner(3)	268,552	*	—	—	*	*
Dan Mason(3)	30,000	*	—	—	*	*
Antonio S. Fernandez(3)	20,000	*	—	—	*	*
Jose A. Villamil(3)	20,000	*	—	—	*	*
Jason L. Shrinsky(5)	75,000	*	—	—	*	*

All named executive officers and directors as a group(6)	1,621,082	3.3%	24,500,000	100.0%	35.3%	83.7%
Infinity Media Corporation(7)	11,400,000	22.1%	—	—	15.0%	3.8%
T. Rowe Price Associates, Inc.(8)	5,204,550	10.9%	—	—	7.2%	1.8%
Columbia Wagner Asset Management, L.P.(9)	3,055,500	6.4%	—	—	4.2%	1.0%

*	Indicates less than 1%.

(1)	The address of all directors and executive officers in this table, unless otherwise specified, is c/o Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133.

(2)	As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting of a security, or the sole or shared power to dispose, or direct the disposition, of a security. A person is deemed as of any date to have beneficial ownership of any security that the person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person named above, any security that the person has the right to acquire within 60 days of the date of calculation is deemed to be outstanding, but is not deemed to be outstanding for purposes of computing the percentage ownership of any other person.

(3)	Shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(4)	Includes 502,500 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table.

(5)	Includes 60,000 shares of Class A common stock issuable upon the exercise of options that the holder has the right to exercise within sixty days of the date of this table. Mr. Shrinsky holds these options for the benefit of his law firm, Kaye Scholer LLP. Mr. Shrinsky shares ownership of, and voting and investment power for, 15,000 shares of Class A common stock with his spouse.

(6)	Includes 1,596,082 shares of Class A common stock issuable upon the exercise of options that the holders have the right to exercise within sixty days of the date of this table.

(7)	Reflects ownership of Infinity Media Corporation (“IMC”), Infinity Broadcasting Corporation (“IBC”), Viacom Inc. (“Viacom”), NAIRI, Inc. (“NAIRI”) and National Amusements, Inc. (“NAI” and, together with IMC, IBC, Viacom and NAIRI, the “Infinity Entities”) of 380,000 shares of our Series C preferred stock and a warrant (the “Warrant”) to purchase 190,000 additional shares of Series C preferred stock. Upon conversion, each of the shares of Series C preferred stock will convert into twenty fully paid and non-assessable shares of Class A common stock. Accordingly, the Series C preferred stock beneficially owned by the Infinity Entities and the Series C preferred stock issuable upon exercise of the Warrant are convertible into 11,400,000 shares of Class A common stock. Mr. Sumner M. Redstone, by virtue of his stock ownership in NAI, may be deemed to be the beneficial owner, with shared dispositive and voting power, of the Series C preferred stock held or controlled by the Infinity Entities. The address of the Infinity Entities and Mr. Redstone is c/o Infinity Media Corporation, 1515 Broadway, New York, New York 10036. We obtained this information from a Schedule 13D filed by Viacom, Inc. on December 27, 2004.

(8)	The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street, Baltimore, Maryland 21202. T. Rowe Price Associates, Inc. has sole voting power with respect to 1,253,350 shares and sole dispositive power with respect to all the shares. The shares are owned by various individual and institutional investors, including T. Rowe Price New Horizons Fund, Inc. for which T. Rowe Price Associates, Inc. serves as an investment advisor. T. Rowe Price Associates, Inc. disclaims beneficial ownership of these shares. We obtained this information from a Schedule 13G filed by T. Rowe Price Associates, Inc. on February 14, 2005.

(9)	The address of Columbia Wagner Asset Management, L.P. is 227 W. Monroe Ste. 3000, Chicago, Illinois 60606. Columbia Wagner Asset Management, L.P. has sole investment discretion and voting power with respect to all the shares. The shares are owned by various individual and institutional investors for which Columbia Wagner Asset Management, L.P. serves as an investment advisor. We obtained this information from a Schedule 13G filed by Columbia Wagner Asset Management, L.P. on February 14, 2005.

Equity Compensation Plan Information
      The following table sets forth, as of December 31, 2004, the number of securities outstanding under our equity compensation plans, the weighted average exercise price of such securities and the number of securities available for grant under these plans:
Equity Compensation Plan Information
as of December 31, 2004

				(c)
	(a)			Number of Securities
	Number of Shares to	(b)		Remaining Available for
	be Issued Upon	Weighted-Average		Future Issuance Under
	Exercise of	Exercise Price of		Equity Compensation
	Outstanding Options,	Outstanding Options,		Plans (excluding
Plan Category	Warrants and Rights	Warrants and Rights		Column (a))

Equity Compensation Plans Approved by Stockholders
1999 Stock Option Plan	2,558,252	$11.57		348,648
Non-Employee Director Stock Option Plan	200,000	11.18		70,000
Equity Compensation Plans Not Approved by Stockholders
Options issued to a former director(1)	250,000	20.00		—
Warrants related to the acquisitions of
KXOL-FM(2)	2,700,000	9.77
KRZZ-FM(3)	3,800,000	—	(3)	—

Total	9,508,252			418,648

(1)	We granted Arnold Sheiffer, who served as a director of SBS from 1996 until August 1999, stock options to purchase 250,000 shares of Class A common stock upon the closing of our initial public offering, for his past services as a director.

(2)	On October 30, 2003, we completed the acquisition of the assets of radio station KXOL-FM serving the Los Angeles, California market, from the International Church of the FourSquare Gospel (“ICFG”) for a cash purchase price of $250.0 million plus the issuance to ICFG on February 8, 2002 of a warrant exercisable for an aggregate of 2,000,000 shares of our Class A common stock. This warrant was exercisable for a period of thirty- six months from the date of issuance and as of February 8, 2005, the warrant expired. Pursuant to the amended asset purchase agreement and amended time brokerage agreements relating to the acquisition of KXOL-FM, we issued to ICFG seven additional warrants, each exercisable for 100,000 shares (an aggregate of 700,000 shares) of our Class A common stock. These warrants are exercisable for a period of thirty-six months after the date of issuance after which they will expire if not exercised. To date, none of these warrants issued to ICFG have been exercised.

(3)	On December 23, 2004, in connection with the closing of the merger agreement, dated October 5, 2004, with Infinity Media Corporation (“Infinity”), Infinity Broadcasting Corporation of San Francisco (“Infinity SF”) and SBS Bay Area, LLC, a wholly-owned subsidiary of SBS (“SBS Bay Area”), we issued to Infinity (i) an aggregate of 380,000 shares of our Series C preferred stock, which are each convertible at the option of the holder into twenty fully paid and non-assessable shares of our Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of our Series C preferred stock, at an exercise price of $300.00 per share (the “Warrant”). Upon conversion, each share of our Series C preferred stock held by a holder will convert into twenty fully paid and non-assessable shares of our Class A common stock. The shares of our Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of our Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the Warrant are convertible into an additional 3,800,000 shares of our Class A common stock, subject to adjustment. In connection with the closing of the merger transaction, we also entered into a registration rights agreement with Infinity, pursuant to which, following a period of one year (or earlier if we take certain actions), Infinity may instruct us to file up to three registration statements, on a best efforts basis, with the SEC providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock.

PROPOSAL
ELECTION OF DIRECTORS
      Six directors, constituting the entire Board, are to be elected at the Annual Meeting to hold office until the next annual meeting or until their respective successors have been elected and qualify. The Board has designated as nominees: Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Dan Mason, Antonio S. Fernandez, Jose A. Villamil and Jason L. Shrinsky, each of whom currently serves as a member of the Board. Unless instructed to the contrary, the persons named in the enclosed proxy card will vote the shares covered by each proxy for the election of all the nominees named above. Although the Board does not anticipate that any nominees will be unavailable for election, in the event of such occurrence, the proxies will be voted for such substitute, if any, as the Board may designate.
      The election of directors requires a majority of the votes cast at the Annual Meeting. Votes withheld will count as votes against the election of a director, and broker non-votes will not count toward the vote on this proposal. There is no cumulative voting for the election of directors.
      The Board recommends that each holder of Class A common stock and each holder of Class B common stock vote “FOR” the election of each of the nominees listed above.
NOMINEES FOR DIRECTOR AND EXECUTIVE OFFICERS
      The following table sets forth information concerning the six nominees for director, followed by information concerning executive officers. Each of our directors and executive officers serves until his successor is elected and qualifies.

Name	Age	Position with SBS

Nominees for Director
Raúl Alarcón, Jr.	49	Chairman of the Board of Directors, Chief Executive Officer and President
Pablo Raúl Alarcón, Sr.	79	Chairman Emeritus and Director
Antonio S. Fernandez	65	Director
Dan Mason	54	Director
Jason L. Shrinsky	67	Director
Jose A. Villamil	58	Director

Executive Officers
Joseph A. García	60	Executive Vice President, Chief Financial Officer and Secretary
Marko Radlovic	42	Executive Vice President and Chief Operating Officer
William B. Tanner	60	Executive Vice President of Programming
      Raúl Alarcón, Jr. joined us in 1983 as an account executive and has been our President and a director since October 1985 and our Chief Executive Officer since June 1994. On November 2, 1999, Mr. Alarcón, Jr. became our Chairman of the Board of Directors and continues as our Chief Executive Officer and President. Currently, Mr. Alarcón, Jr. is responsible for our long-range strategic planning and operational matters and is instrumental in the acquisition and related financing of each of our radio stations. Mr. Alarcón, Jr. is the son of Pablo Raúl Alarcón, Sr.
      Pablo Raúl Alarcón, Sr. is our founder and was our Chairman of the Board of Directors from March 1983 until November 2, 1999, when he became Chairman Emeritus. Mr. Alarcón, Sr. continues to be one of our directors. Mr. Alarcón, Sr. has been involved in Spanish-language radio broadcasting since the early 1950’s when he established his first radio station in Camagüey, Cuba. Upon his arrival in the United States, Mr. Alarcón, Sr. continued his career in radio broadcasting and was an on-air personality for a New York radio station before being promoted to programming director. Mr. Alarcón, Sr. subsequently owned and operated a recording studio and an advertising agency before purchasing our first radio station in 1983. Mr. Alarcón, Sr. is Raúl Alarcón, Jr.’s father.
      Antonio S. Fernandez became one of our directors on June 30, 2004. Mr. Fernandez was the founder and former head of the International Investment Banking Department at Oppenheimer & Co., Inc. Mr. Fernandez’s tenure at Oppenheimer & Co., Inc. from 1979 to 1999 also included terms as Executive Vice President, Director of Operations, Treasurer, Chief Financial Officer and Director. He has been a member of the investment committees for several private equity funds and a director of a closed end fund. Earlier in his career, Mr. Fernandez held management positions at Electronic Data Systems, duPont Glore Forgan and Thomson McKinnon. Mr. Fernandez served on the board of directors of Banco Latinoamericano de Exportaciones from 1992 until 1999 and in September 2003 was elected to the board of directors of Terremark Worldwide Inc.
      Dan Mason became one of our directors on July 10, 2003. Mr. Mason, a veteran of the radio broadcasting industry with nearly 30 years of experience, was most recently President of Infinity Radio from 1999 to 2002 and President of CBS Radio from 1995 to 1999. Mr. Mason currently serves as a consultant to various companies in the radio broadcasting industry. Besides his tenure at Infinity Radio and CBS Radio, Mr. Mason also served as President of Group W Radio and Cook Inlet Radio Partners, L.P.
      Jason L. Shrinsky became one of our directors on November 2, 1999. Mr. Shrinsky is a partner of the law firm Kaye Scholer LLP, where he has been a partner since 1986. Mr. Shrinsky has been a lawyer counseling corporations and high net worth individuals on financings, mergers and acquisitions, other related financial transactions and regulatory procedures since 1964. Kaye Scholer LLP has served as our legal counsel for more than 20 years.
      Jose A. Villamil became one of our directors on June 30, 2004. Mr. Villamil has over 25 years of experience as a private business economist and as a senior policymaker of both the federal and State of Florida governments. Mr. Villamil is the Chief Executive Officer of The Washington Economics Group, Inc., serving in such position from 1993 to 1998 and from 2000 to the present. From 1999 to 2000, he was Director for Tourism, Trade and Economic Development of Florida. Mr. Villamil is also Chairperson of the Governor’s Council of Economic Advisors and a member of the board of directors of Enterprise Florida, Inc. Since April 2003, Mr. Villamil has been director of CommerceBank, N.A. and CommerceBank Holding Corp. Most recently, Mr. Villamil was appointed to President George W. Bush’s Transition Advisory Committee on U.S. Commercial and Trade Policies. From 1989-1993, Mr. Villamil served as Chief Economist and later as Undersecretary for Economic Affairs at the United States Department of Commerce.
      Joseph A. García has been our Chief Financial Officer since 1984, Executive Vice President since 1996 and Secretary since November 2, 1999. Mr. García is responsible for our financial affairs, day-to-day operational matters and investor relations, and he has been instrumental in the acquisition and related financing of our radio stations. Before joining us in 1984, Mr. García spent thirteen years in international financial planning positions with Philip Morris Companies, Inc. and Revlon, Inc., where he was manager of financial planning for Revlon — Latin America.
      Marko Radlovic was appointed Executive Vice President and Chief Operating Officer (“COO”) on May 4, 2005. In his capacity as COO, Mr. Radlovic is responsible for all of our operational divisions, including sales, programming, administration, promotions and marketing. Prior to his appointment as COO, Mr. Radlovic was our Chief Revenue Officer from December 2003 until May 2005, Vice President/General Manager for our Los Angeles radio cluster from January 2002 until November 2003, and previously served as Vice President of Sales for the Los Angeles cluster. Prior to joining us, Mr. Radlovic was Market Manager for CUMULUS Media in Southern California from January 2001 until August 2001 and was Vice President/General Manager for AM/ FM Inc. in Los Angeles from October 1998 to October 2000.
      William B. Tanner has served as our Executive Vice President of Programming since August 31, 2000. Mr. Tanner is responsible for the programming of our stations as well as maintaining and improving their ratings. Prior to joining us, Mr. Tanner was the Vice President of Programming at Hispanic Broadcasting Corporation for six years. Mr. Tanner began his career in the radio broadcasting industry as an on-air personality and radio programmer.
      See “Certain Relationships and Related Transactions.”
CORPORATE GOVERNANCE MATTERS
The Board of Directors
      Our business and affairs are managed under the direction of the Board. The Board meets on a regularly scheduled basis during our fiscal year to review significant developments affecting us and to act on matters requiring approval of the Board. The Board also holds special meetings as required from time to time when important matters arise between scheduled meetings that require action by the Board. The independent members of the Board regularly meet in executive session without any non-independent directors or other members of management in attendance. The Board held a total of nine meetings during the fiscal year December 31, 2004. Each incumbent director who was a director of SBS during fiscal year ended 2004 attended 75% or more of the aggregate number of meetings of the Board and the meetings of all committees of the Board on which he served that were held during the period of his membership.
      Our Board has a separately-designated standing Audit Committee established in accordance with Section 3(a)58(A) of the Exchange Act and a Compensation Committee. The functions and membership of each committee of the Board are set forth below. There is no Nominating Committee of the Board. We have formed a Disclosure Committee consisting of members of management.
      We are a “controlled company” as defined in Rule 4350(c)(5) of the National Association of Securities Dealers’ (“Nasdaq”) Marketplace Rules because more than 50% of our voting power is held by Raúl Alarcón, Jr., our Chairman of the Board, President and Chief Executive Officer. As a “controlled company,” we are exempt from the requirements of Rule 4350(c) of the Nasdaq listing standards that would otherwise require us to have (i) a majority of independent directors on the Board, (ii) compensation and nominating committees composed solely of independent directors, (iii) the compensation of executive officers determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and (iv) director nominees selected or recommended to the Board for selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors. Although as a “controlled company” we are not required to do so, we have elected to establish a Compensation Committee composed solely of independent directors.

Audit Committee
      The Audit Committee currently consists of Antonio S. Fernandez, Jose A. Villamil and Dan Mason, each of whom has been determined to be independent as defined under Rule 4200(a)(15) of the Nasdaq Marketplace Rules and the SEC’s director independence standards for audit committee members. Mr. Fernandez serves as the Chairman of the Audit Committee and the Board has determined that he qualifies as an “audit committee financial expert” under SEC rules. All members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement. The Audit Committee held eight meetings during fiscal year 2004.
      The primary purpose of the Audit Committee is to oversee our financial reporting process on behalf of the Board. A full description of the Audit Committee’s primary responsibilities is contained in the Audit Committee written charter, which the Board adopted on May 4, 2004. In fulfilling its oversight responsibilities, the Audit Committee reviews the Company’s internal accounting procedures, consults with and reviews the services provided by the Company’s independent registered public accounting firm and makes recommendations to the Board regarding the selection of the independent registered public accounting firm. Management is responsible for our financial statements, the financial reporting process and the system of internal controls and procedures. The independent registered public accounting firm is responsible for performing an audit of our annual financial statements and expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

Compensation Committee
      The Compensation Committee currently consists of Messrs. Fernandez, Villamil and Mason. Mr. Villamil serves as the Chairman of the Compensation Committee. The Compensation Committee held six meetings during fiscal year 2004.
      The Compensation Committee is responsible for reviewing and approving the compensation of our Chief Executive Officer and executive officers and reviewing compensation of our managers and key employees and producing an annual report on executive compensation for inclusion in our proxy statement for our annual meeting of stockholders. The Compensation Committee also (i) reviews and makes recommendations to management with respect to our overall compensation programs and policies and (ii) exercises all authority of the Board under our stock option plans.

Nominating Committee
      Our Board does not have a standing nominating committee or a committee serving a similar function. Since we are a controlled company, the Nasdaq Marketplace Rules do not require us to have a standing nominating committee and accordingly we do not have a nominating committee charter. The Board has determined that the Board, rather than a nominating committee, is the most appropriate body for identifying director candidates and selecting nominees to be presented at the annual meeting of stockholders.
Disclosure Committee
      We have formed a Disclosure Committee consisting of members of management. The current members of the Disclosure Committee are Joseph A. García, our Executive Vice President, Chief Financial Officer and Secretary, Frank Soricelli, our Corporate Controller, Jose I. Molina, our Director of Finance and James Cueva, our Counsel.
      The general purpose of the Disclosure Committee is to design, establish and maintain a system of controls and procedures to ensure that information required to be disclosed in the reports and statements filed by us pursuant to the Exchange Act, is reported in conformity with the rules and forms of the SEC. The Disclosure Committee assists the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer and the Audit Committee in monitoring (i) the integrity of the financial statements, policies, procedures and the internal financial and disclosure controls and risks of SBS, and (ii) our compliance with regulatory requirements, to the extent that these policies, procedures and controls may generate either financial or non-financial disclosures in our filings with the SEC.
Board of Directors Attendance at Annual Meetings of Stockholders
      Although we do not have a formal policy requiring director attendance at our annual meeting of stockholders, all incumbent directors and all nominees for election as directors are encouraged to attend the annual meeting of stockholders. Last year, all of our incumbent directors and director nominees attended our annual meeting of stockholders.
Stockholder Communications with the Board of Directors
      Stockholders of SBS seeking to communicate with the Board should submit any communications in writing to the Board at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Dillean Hidalgo, Assistant to Joseph A. García, Chief Financial Officer. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication.” Any such communication must identify the author as a stockholder, must include the stockholder’s full legal name, address, valid telephone number, the number of shares beneficially owned by the stockholder, and if applicable, the name of any specific intended Board of Director recipient. The assistant to the Chief Financial Officer will forward any such communication to the full Board or to any individual director or directors to whom the communication is directed following its clearance through normal review and appropriate security procedures.
Director Nominations
      As noted above, because Raúl Alarcón, Jr. holds more than 50% of our voting power, we are deemed to be a “controlled company” under the Nasdaq Marketplace Rules. Because we are a controlled company, the Board has not elected to establish a separate nominating committee or formal rules governing director nominations from stockholders. The functions of evaluating and nominating director candidates are performed by the Board as a whole. The Board will, from time to time, review biographical information and background material relating to potential candidates and interview selected candidates. The Board does not currently have a charter or written policy with regard to the nomination process. We have not engaged a third party to assist in identifying and evaluating the individuals nominated for election as directors at this Annual Meeting.
      The Board has not set specific, minimum qualifications that must be met by director candidates. In considering whether to nominate any particular candidate for election to the Board, the Board uses various criteria to evaluate each candidate, including, but not limited to, an evaluation of each candidate’s integrity and sound judgment, business acumen, professional skills and experience, knowledge of our business and industry, possible conflicts of interest and the ability to act in the interests of our stockholders. The Board also considers whether a potential nominee would satisfy the Nasdaq Marketplace Rules’ definition of “independent” and the SEC’s definition of “audit committee financial expert.” We believe that the backgrounds and qualifications of our directors, considered as a group, provides a composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.
      We do not have a formal policy with regard to the consideration of director candidates recommended by our stockholders because we are a controlled company under the Nasdaq Marketplace Rules. Stockholder recommendations relating to director nominees may be submitted in accordance with the procedures set forth below under the heading “Stockholder Proposals for Next Annual Meeting.” Stockholders may also send communications to the Board in accordance with the procedures set forth above under the heading “Stockholder Communications with the Board of Directors.”
Code of Ethics
      We have adopted a Code of Business Conduct and Ethics (“Code of Ethics”) within the meaning of Item 406(b) of Regulation S-K. This Code of Ethics applies to our employees, officers and directors and is publicly available on our Internet website at www.spanishbroadcasting.com. If we make substantive amendments to this Code of Ethics or grant any waiver from its provisions to our principal executive, financial or accounting officers, or persons performing similar functions, including any implicit waiver, we will disclose the nature of such amendment or waiver on our website or in a report on Form 8-K within five days of such amendment or waiver.

EXECUTIVE COMPENSATION
      The following table sets forth all compensation awarded to, earned by or paid for services rendered to SBS and its subsidiaries, in all capacities during the fiscal years ended December 31, 2004, December 31, 2003 and December 29, 2002, by our Chief Executive Officer and President and our next highest paid executive officers at December 31, 2004, whose total annual salary and bonus exceeded $100,000.
Summary Compensation Table

								Long Term
								Compensation
								Awards
	Annual Compensation
								Securities
						Other Annual		Underlying
Name	Principal Position	Year	Salary($)		Bonus($)	Compensation($)		Options/SARs (#)

Raúl Alarcón, Jr.	Chief Executive Officer,	2004	$1,226,888		$985,245	$104,132	(a)	100,000
	President and Chairman	2003	1,226,888		710,183	122,799	(b)	100,000
	of the Board of Directors	2002	1,226,888		790,629	101,008	(c)	100,000
Joseph A. García	Executive Vice	2004	$400,000		$200,000	$—	(e)	50,000
	President, Chief	2003	400,000		160,000	—	(e)	—
	Financial Officer	2002	423,077	(d)	200,000	—	(e)	150,000
	and Secretary
Marko Radlovic	Chief Revenue	2004	$500,000		$50,000	$—	(e)	62,500
	Officer(f)	2003	416,538		97,199	—	(e)	90,000
		2002	—		—	—		—
William B. Tanner	Executive Vice	2004	$658,972		$391,500	$64,300	(g)	15,000
	President of	2003	617,540		446,500	—	(e)	15,000
	Programming	2002	563,582		192,000	154,742	(h)	15,000

(a)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including use of automobiles. We paid an aggregate of $90,929 in fiscal year 2004, for automobiles used by Mr. Alarcón, Jr. and $13,203 for personal travel expenses.

(b)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including use of automobiles. We paid an aggregate of $82,265 in fiscal year 2003 for automobiles used, including a driver’s salary, for Mr. Alarcón, Jr. In addition, Mr. Alarcón, Jr. received $40,534 for personal travel expenses.

(c)	Mr. Alarcón, Jr. received personal benefits in addition to his salary and bonus, including use of automobiles. We paid an aggregate of $98,388 in fiscal year 2002 for automobiles used, including a driver’s salary, for Mr. Alarcón, Jr. These amounts exclude payments made by us in connection with our lease of an apartment in New York City owned by Mr. Alarcón, Jr., which was terminated in September 2002. Mr. Alarcón, Jr. and others used the apartment while in New York on SBS business.

(d)	Includes $23,077 reimbursed to Mr. García for unused vacation time from prior years.

(e)	Excludes perquisites and other personal benefits, securities or property which aggregate the lesser of $50,000 or 10% of the total of annual salary and bonus.

(f)	Mr. Radlovic became our Chief Revenue Officer on December 1, 2003. For the preceding portion of fiscal year 2003, he served as Vice President/ General Manager for our Los Angeles radio cluster and was not an executive officer. On May 4, 2005, Mr. Radlovic was appointed as Executive Vice President and Chief Operating Officer.

(g)	Mr. Tanner received $24,000 for automobile allowances in addition to his salary and bonus. In addition, Mr. Tanner realized $40,300 upon exercise of 10,000 shares of Class A common stock at an exercise price of $7.07 on November 30, 2004.

(h)	In December 2002, we made a payment of $154,742 to Mr. Tanner pursuant to an addendum to Mr. Tanner’s employment agreement which required us to make a payment to Mr. Tanner if the price of our Class A common stock had not reached specified levels by August 30, 2002. Such amounts were accrued in our financial statements in fiscal year 2002.

STOCK OPTIONS
      The following table sets forth information concerning the grant of stock options to each of the named executive officers in the fiscal year ended December 31, 2004:
Option/ SAR Grants in Last Fiscal Year

	Individual Grants

			Percent of
	Number of		Total			Potential Realizable Value
	Securities		Options/SARs			at Assumed Annual Rates
	Underlying		Granted to	Exercise		of Stock Price Appreciation
	Options/SARs		Employees in	or Base		for Option Term
	Granted		Fiscal Year	Price	Expiration
Name	(#)(a)		2004	($/Sh)	Date	5% ($)	10% ($)

Raúl Alarcón, Jr.	100,000	(b)	10.1%	$9.98	10/27/14	$627,637	$1,590,555
Joseph A. García	50,000	(c)	5.1	$11.78	01/21/14	$370,419	$938,714
Marko Radlovic	62,500	(d)	6.3	$10.10	11/03/14	$396,989	$1,006,050
William B. Tanner	15,000	(e)	1.5	$8.66	08/30/09	$35,889	$79,305

(a)	These options were granted under our 1999 Stock Option Plan. The options that are not otherwise exercisable prior to a change in control of SBS will become exercisable on the date of a change in control of SBS and will remain exercisable for the remainder of the term of the option, as discussed in our 1999 Stock Option Plan.

(b)	Mr. Alarcón, Jr.’s options vested and became exercisable immediately upon the granting of such options on October 27, 2004.

(c)	Twenty percent of Mr. García’s options vested immediately on January 21, 2004, the date of grant, and the rest vest ratably over a four year period.

(d)	Thirty-three percent of Mr. Radlovic’s options vested immediately on November 3, 2004, the date of the grant, and the rest vest ratably over a two year period.

(e)	Mr. Tanner’s option vested and became exercisable immediately upon the granting of such option on August 30, 2004.
      The following table sets forth certain information regarding stock options exercised by the named executive officers during fiscal year 2004, including the aggregate value of gains on the date of exercise. In addition, the table sets forth the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 2004. Also reported are the values of “in the money” options which represent the positive spread between the exercise price of any existing stock options and the Class A common stock price as of December 31, 2004.
Aggregated Option/ SAR Exercises in Last Fiscal
Year and Fiscal Year End Options/ SAR Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options/SARs at		In-the-Money Options at
	Shares	Value	Fiscal Year End 2004 (#)		Fiscal Year End 2004 ($)
	Acquired on	Realized
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Raúl Alarcón, Jr.	—	—	600,000	—	$1,076,130	$—
Joseph A. García	—	—	450,000	100,000	$706,100	$87,600
Marko Radlovic	—	—	89,930	97,570	$108,888	$69,762
William B. Tanner	10,000	$40,300	268,552	—	$230,139	$—

DIRECTOR COMPENSATION
      All directors are reimbursed for their out-of-pocket expenses incurred in connection with their service as directors. Directors who are officers do not receive compensation for serving on our Board of Directors. Our non-employee directors are eligible to receive options under our Non-Employee Director Stock Option Plan and directors’ fees.
      In connection with his election to the Board of Directors on November 2, 1999, we granted Jason L. Shrinsky options to purchase 50,000 shares of Class A common stock, with an exercise price of $20.00 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vested ratably over four years. In addition, on March 7, 2005, the Compensation Committee granted Mr. Shrinsky an option to purchase 50,000 shares of Class A common stock at an exercise price of $10.79 per share, of which, options to purchase 10,000 shares vested immediately and the remaining options to purchase 40,000 shares vest ratably over four years. Mr. Shrinsky holds his options for the benefit of his law firm, Kaye Scholer LLP.
      Effective as of July 10, 2003, in connection with the election of Dan Mason to our Board of Directors on July 10, 2003, we granted Mr. Mason options to purchase 50,000 shares of Class A common stock, with an exercise price of $8.60 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.
      Effective as of June 10, 2004, in connection with the election of Antonio S. Fernandez and Jose A. Villamil to our Board of Directors, we granted each of Messrs. Fernandez and Villamil options to purchase 50,000 shares of Class A common stock, with an exercise price of $9.33 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares vest ratably over four years.
      Effective as of October 29, 2001, in connection with the election of Carl Parmer to our Board of Directors on August 9, 2001, we granted Mr. Parmer options to purchase 50,000 shares of Class A common stock, with an exercise price of $7.50 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares were to vest ratably over four years. Mr. Parmer ended his term as a member of the Board of Directors on June 30, 2004 and all his vested options were exercised and his unvested options terminated.
      Effective as of July 10, 2003, in connection with the election of Jack Langer to our Board of Directors on July 10, 2003, we granted Mr. Langer options to purchase 50,000 shares of Class A common stock, with an exercise price of $8.60 per share, of which, options to purchase 10,000 shares vested immediately, and the remaining options to purchase 40,000 shares were to vest ratably over four years. Mr. Langer ended his term as a member of the Board of Directors on June 30, 2004 and all his vested and unvested options have terminated.
      During the fiscal year ended December 31, 2004, we made payments in the amount of $100,000 to Mr. Mason, $75,000 to Mr. Parmer, $62,500 to Mr. Langer and $37,500 to each of Messrs. Fernandez and Villamil for their services rendered as directors. Mr. Shrinsky declined to accept a fee. We paid for the use of an automobile by Mr. Alarcón, Sr. in the amount of $14,632 during fiscal year 2004. As of June 9, 2004, the Board of Directors determined that the annual fees paid to non-employee directors for service on the Board of Directors and committees should consist of: $25,000 for service on the Board of Directors; $25,000 for service on the Audit Committee and $25,000 for service on the Compensation Committee.
EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

Raúl Alarcón, Jr.
      We have an employment agreement with Raúl Alarcón, Jr. dated as of October 25, 1999, pursuant to which Mr. Alarcón, Jr. serves as our Chairman of the Board of Directors, Chief Executive Officer and President. The agreement became effective on October 27, 1999 and renews for successive one-year periods after December 31, 2004, unless earlier terminated pursuant to the terms of the agreement. The agreement provides for a base salary of not less than $1.0 million for each year of the employment term, which may be increased by the Board of Directors. In addition, under the agreement, Mr. Alarcón, Jr. is entitled to (i) receive an annual cash performance bonus based on annual same station operating income or a greater amount in the discretion of the Board of Directors, (ii) receive options to purchase 100,000 shares of Class A common stock each year of the employment term at an exercise price equal to the fair market value of our Class A common stock on the respective grant date, (iii) participate in our employee benefit plans and to receive other non-salary benefits, such as health insurance, life insurance, reimbursement for business related expenses and reimbursement for personal tax and accounting expenses, and (iv) the use of one automobile and one driver at our expense. The agreement provides that Mr. Alarcón, Jr.’s employment may be terminated at the election of the Board of Directors upon his disability or for cause (as defined in the agreement).

Joseph A. García
      We have an employment agreement with Joseph A. García dated as of December 7, 2000 (the “2000 Employment Agreement”), pursuant to which Mr. García serves as our Chief Financial Officer, Executive Vice President and Secretary. The 2000 Employment Agreement became effective on December 7, 2000, expires on December 7, 2005 and automatically renews for successive one-year periods after December 7, 2005, unless otherwise provided in writing. Under the 2000 Employment Agreement, Mr. García is entitled to (i) receive an annual cash bonus to be determined by the Board of Directors, based on performance and operating targets achieved by SBS, (ii) an option to purchase 100,000 shares of Class A common stock, with 20% vesting immediately and the rest vesting ratably over a four-year period at an exercise price of $4.81 per share, for past performance, (iii) receive standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement for business related expenses, and (iv) the use of one automobile at our expense.
      Effective March 1, 2005, the Compensation Committee increased Mr. García’s annual base salary from $400,000 to $450,000. In addition, on March 7, 2005, the Compensation Committee granted Mr. García an option to purchase 25,000 shares of Class A common stock at an exercise price of $10.79 per share, with 50% vesting immediately and the remaining 50% vesting on March 7, 2006.

William B. Tanner
      We have an employment agreement with William B. Tanner dated as of August 31, 2000, pursuant to which Mr. Tanner serves as our Executive Vice President of Programming. The term of the agreement is from August 31, 2000 to August 31, 2005. The agreement provides for an annual base salary of $475,000, with an annual 10% increase over the prior year’s base salary. Under the agreement, Mr. Tanner is entitled to (i) receive quarterly bonuses based on SBS radio stations achieving certain Arbitron® ratings among other calculations, (ii) an option to purchase 218,552 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period, (iii) options to purchase an aggregate of 75,000 shares of Class A common stock to be granted ratably over a five-year period, at an exercise price equal to the closing price of our Class A common stock on the immediately preceding business day of each respective grant date, (iv) receive standard employee benefits provided to all of our similarly situated executives, such as health, life and long-term disability insurance and reimbursement of business related expenses, and (v) reimbursement of power and telephone bills for a Los Angeles residence and a monthly automobile allowance.

Marko Radlovic
      On May 4, 2005, our Board of Directors appointed Marko Radlovic as Executive Vice President and Chief Operating Officer (“COO”). In his capacity as COO, Mr. Radlovic is responsible for all of our operational divisions, including sales, programming, administration, promotions and marketing. Although we have not entered into an employment agreement with respect to Mr. Radlovic’s new position as Executive Vice President and COO, we are currently paying him an annual base salary of $500,000 under an employment agreement dated as of October 31, 2003 (the “2003 Employment Agreement”). The

Board of Directors are currently discussing the terms of a potential new or amended employment agreement with Mr. Radlovic.
      Under the 2003 Employment Agreement, Mr. Radlovic serves as our Chief Revenue Officer. The 2003 Employment Agreement became effective December 1, 2003, expires on November 30, 2006 and automatically renews for successive one-year periods after November 30, 2006, unless we provide notice of our intention not to renew. Under the 2003 Employment Agreement, Mr. Radlovic is entitled to (i) an annual base salary of $500,000, (ii) quarterly performance bonuses based on net sales per quarter meeting certain sales budget targets, (iii) an option to purchase 90,000 shares of Class A common stock, with 33% vesting immediately and the rest vesting ratably over a two-year period, (iv) options to purchase 62,500 shares of Class A common stock to be granted based on merit in each of the second and third years of the employment term and which will vest ratably in the three years following the grant date, in each case at an exercise price equal to the closing price of our Class A common stock on the business day of each respective grant date, (v) standard employee benefits provided to all of our executives, such as health, life and long-term disability insurance and reimbursement of business related expenses, and (vi) reimbursement of relocation expenses and a monthly automobile allowance.
Stock Plans

1999 Stock Option Plan
      We adopted an option plan to incentivize our present and future executives, managers and other employees through equity ownership. The option plan provides for the granting of stock options to individuals selected by the Compensation Committee of the Board of Directors (or a subcommittee of the Compensation Committee or by the Board of Directors if such committees are not appointed). An aggregate of 3,000,000 shares of Class A common stock have been reserved for issuance under this option plan. The option plan allows us to tailor incentive compensation for the retention of personnel, to support corporate and business objectives, and to anticipate and respond to a changing business environment and competitive compensation practices. During the fiscal year ended December 31, 2004, options to purchase 887,500 shares of Class A common stock were granted under this plan at exercise prices ranging from $8.66 to $11.78 per share.
      Pursuant to the option plan, the Compensation Committee has discretion to select the participants, to determine the type, size and terms of each award, to modify the terms of awards, to determine when awards will be granted and paid, and to make all other determinations which it deems necessary or desirable in the interpretation and administration of the option plan. The option plan terminates ten years after September 27, 1999, the date that it was approved and adopted by the stockholders of SBS. Generally, a participant’s rights and interest under the option plan are not transferable except by will or by the laws of descent and distribution.
      Options, which include non-qualified stock options and incentive stock options, are rights to purchase a specified number of shares of our Class A common stock at a price fixed by the Compensation Committee. The option price may be lower than, equal to or higher than the fair market value of the underlying shares of Class A common stock, but in no event will the exercise price of an incentive stock option be less than the fair market value on the date of grant.
      Options expire no later than ten years after the date on which they are granted (five years in the case of incentive stock options granted to 10% or greater stockholders). Options become exercisable at such times and in such installments as the Compensation Committee determines. Notwithstanding this, any nonexercisable options will immediately vest and become exercisable upon a change in control of SBS. Upon termination of a participant’s employment with SBS, options that are not exercisable will be forfeited immediately and options that are exercisable will remain exercisable for twelve months following any termination by reason of an option holder’s death, disability or retirement. If termination is for any reason other than the preceding and other than for cause, exercisable options will remain exercisable for three months following such termination. If termination is for cause, exercisable options will not be exercisable after the date of termination. Payment of the option price must be made in full at the time of exercise in such form (including, but not limited to, cash or common stock of SBS) as the Compensation Committee may determine.
      In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure of shares of SBS, the Compensation Committee will have the discretion to make any adjustments it deems appropriate in the number and kind of shares reserved for issuance upon the exercise of options and vesting of grants under the option plan and in the exercise price of outstanding options.

Non-Employee Director Stock Option Plan
      We also adopted a separate option plan for our non-employee directors. The terms of the plan provide that the Board of Directors has the discretion to grant stock options to any non-employee director. An aggregate of 300,000 shares of Class A common stock have been reserved for issuance under this option plan. The plan terminates ten years after September 27, 1999, the date that it was approved and adopted by the stockholders of SBS. The plan is administered by the Board of Directors.
      Under the plan, any non-exercisable options will immediately vest and become exercisable upon a change in control of SBS. If a non-employee director ceases to be a member of the Board of Directors due to death, retirement or disability, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable based on the plan terms. If a non-employee director’s service as a director is terminated for any reason other than the preceding, all his unvested options will terminate immediately and all his exercisable options on such date will remain exercisable for thirty days.
401(k) Plan
      We offer a tax-qualified employee savings and retirement plan (the “401(k) Plan”) covering our employees. Pursuant to the 401(k) Plan, an employee may elect to contribute to the 401(k) Plan 1%-15% from his/her annual salary, not to exceed the statutorily prescribed annual limit, which was $13,000 for 2004. We may, at our option and in our sole discretion, make matching and/or profit sharing contributions to the 401(k) Plan on behalf of all participants. To date, we have not made any such contributions. The 401(k) Plan is intended to qualify under Section 401(a) of the Internal Revenue Code so that contributions by employees or by us to the 401(k) Plan and income earned on plan contributions are not taxable to employees until distributed to them and contributions by us will be deductible by us when, and if, made. The trustees under the 401(k) Plan, at the direction of each participant, invest such participant’s assets in the 401(k) Plan in selected investment options.
Limitations on Directors’ and Officers’ Liability
      Our third amended and restated certificate of incorporation has a provision which limits the liability of directors to us to the maximum extent permitted by Delaware law. The third amended and restated certificate of incorporation specifies that our directors will not be personally liable for monetary damages for breach of fiduciary duty as a director. This limitation does not apply to actions by a director or officer that do not meet the standards of conduct which make it permissible under the Delaware General Corporation Law for SBS to indemnify directors or officers.
      Our amended and restated by-laws provide for indemnification of directors and officers (and others) in the manner, under the circumstances and to the fullest extent permitted by the Delaware General Corporation Law, which generally authorizes indemnification as to all expenses incurred or imposed as a result of actions, suits or proceedings if the indemnified parties acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of SBS. Each director has entered into an indemnification agreement with us that provides for indemnification to the fullest extent provided by law. We believe that these provisions are necessary or useful to attract and retain qualified persons as directors and officers.
      We currently have directors’ and officers’ liability insurance that provides for coverage of up to $35.0 million.

      There is a pending litigation claim against us and certain of our directors and officers concerning which such directors and officers may seek indemnification. On November 28, 2001, a complaint was filed against us in the United States District Court for the Southern District of New York (the “Southern District of New York”) and was amended on April 19, 2002. The amended complaint alleges that the named plaintiff, Mitchell Wolf, purchased shares of our Class A common stock pursuant to the October 27, 1999 prospectus and registration statement relating to our initial public offering which closed on November 2, 1999. The complaint was brought on behalf of Mr. Wolf and an alleged class of similarly situated purchasers, against us, eight underwriters and/or their successors-in-interest who led or otherwise participated in our initial public offering, two members of our senior management team, one of whom is our Chairman of the Board, and an additional director, referred to collectively as the individual defendants. To date, the complaint, while served upon us, has not been served upon the individual defendants, and no counsel has appeared for them.
      This case is one of more than 300 similar cases brought by similar counsel against more than 300 issuers, 40 underwriter defendants, and 1,000 individuals alleging, in general, violations of federal securities laws in connection with initial public offerings, in particular, failing to disclose that the underwriter defendants allegedly solicited and received additional, excessive and undisclosed commissions from certain investors in exchange for which they allocated to those investors material portions of the restricted shares issued in connection with each offering. All of these cases, including the one involving us, have been assigned for consolidated pretrial purposes to one judge of the Southern District of New York. One of the claims against the individual defendants, specifically the Section 10b-5 claim, has been dismissed.
      In June of 2003, after lengthy negotiations, a settlement proposal was embodied in a memorandum of understanding among the investors in the plaintiff class, the issuer defendants and the issuer defendants’ insurance carriers. On July 23, 2003, our Board of Directors approved both the memorandum of understanding and an agreement between the issuer defendants and the insurers. As of March 1, 2004, the overwhelming majority of non-bankrupt issuer defendants have approved the settlement proposal. The principal components of the settlement include: 1) a release of all claims against the issuer defendants and their directors, officers and certain other related parties arising out of the alleged wrongful conduct in the amended complaint; 2) the assignment to the plaintiffs of certain of the issuer defendants’ potential claims against the underwriter defendants; and 3) a guarantee by the insurers to the plaintiffs of the difference between $1.0 billion and any lesser amount recovered by the plaintiffs against the underwriter defendants. The payments will be charged to each issuer defendant’s insurance policy on a pro rata basis.
      On February 15, 2005, the Southern District of New York granted preliminary approval to the proposed settlement agreement, subject to a narrowing of the proposed bar on underwriter and non-settling defendant claims against the issuer defendants to cover only contribution claims. The Court directed the parties to submit revised settlement documents consistent with its Opinion and scheduled a conference for March 18, 2005 in order to (a) make final determinations as to the form, substance and program of notice, and (b) schedule a Rule 23 fairness hearing. Pursuant to the Court’s request, on May 2, 2005 the parties submitted an Amendment to Stipulation and Agreement of Settlement with Defendant Issuers and Individuals (the “Amendment”). As of May 2, 2005, all but five non-bankrupt issuers (including SBS) have approved the Amendment. It is anticipated that the Amendment will soon receive unanimous approval. We do not have sufficient information to assess our potential exposure to liability, if any, and no amounts have been accrued in the consolidated financial statements.
Compensation Committee Interlocks and Insider Participation
      Our Compensation Committee is currently comprised of three independent directors: Jose A. Villamil, our Compensation Committee Chairman, Antonio S. Fernandez and Dan Mason. Mr. Mason became a member of the Compensation Committee on July 10, 2003. Messrs. Villamil and Fernandez became members of the Compensation Committee on June 30, 2004.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      In 1992, Messrs. Alarcón, Sr., our Chairman Emeritus and a member of our Board of Directors, and Alarcón, Jr., our Chairman of the Board of Directors, Chief Executive Officer and President, acquired a building in Coral Gables, Florida, for the purpose of housing the studios and offices of our Miami stations. In June 1992, Spanish Broadcasting System of Florida, Inc., one of our subsidiaries, entered into a 20-year net lease with Messrs. Alarcón, Sr. and Alarcón, Jr. for the Coral Gables building which provides for a base monthly rent of $9,000, plus additional taxes and maintenance fees. Effective June 1, 1998, the lease for this building was assigned to SBS Realty Corp., a realty management company owned by Messrs. Alarcón, Sr. and Alarcón, Jr. This building currently houses the offices and studios of all of our Miami stations. The lease for the stations’ previous studios expired in October 1993, was for less than half the space of the stations’ present studios and had a monthly rent of approximately $7,500. Based upon our prior lease for studio space and current real estate rental amounts, we believe that the lease for the current studio is at or below the market rate.
      Our corporate headquarters are located in a 21-story office building in Coconut Grove, Florida owned by Irradio Holdings Ltd., a Florida limited partnership, for which the general partner is Irradio Investments, Inc., a Florida subchapter S corporation, wholly-owned by Mr. Alarcón, Jr. Since November 1, 2000, we have been leasing our office space under a 10-year lease, with the right to renew for two consecutive five-year terms. We are currently paying a monthly rent of approximately $55,000 for this office space. We believe that the monthly rent we pay is at the market rate.
      Jason L. Shrinsky, one of our directors, is a partner of Kaye Scholer LLP, which has represented us as our legal counsel for more than 20 years and continues to do so. Mr. Shrinsky’s son, Jeffrey Shrinsky, is employed by us as General Manager of our radio station WLEY-FM serving the Chicago, Illinois market. His base salary is $290,000 plus additional incentive bonuses. During fiscal year 2004, Jeffrey Shrinsky was paid $215,569 and $10,927 in relocation expenses.
      On December 23, 2004, in connection with the closing of the merger agreement, dated October 5, 2004, among Infinity, Infinity SF and SBS Bay Area, we issued to Infinity (i) an aggregate of 380,000 shares of our Series C preferred stock, which are each convertible at the option of the holder into twenty fully paid and non-assessable shares of our Class A common stock; and (ii) a warrant to purchase an additional 190,000 shares of our Series C preferred stock, at an exercise price of $300.00 per share (the “Warrant”). Upon conversion, each share of our Series C preferred stock held by a holder will convert into twenty fully paid and non-assessable shares of our Class A common stock. The shares of our Series C preferred stock issued at the closing of the merger are convertible into 7,600,000 shares of our Class A common stock, subject to adjustment, and the Series C preferred stock issuable upon exercise of the Warrant are convertible into an additional 3,800,000 shares of our Class A common stock, subject to adjustment. The Series C preferred stock held by Infinity and the Series C preferred stock issuable upon conversion of the Warrant are convertible into 11,400,000 shares of Class A common stock, which represents more than 5% of our Class A common stock. In connection with the closing of the merger transaction, we also entered into a registration rights agreement with Infinity, pursuant to which, following a period of one year (or earlier if we take certain actions), Infinity may instruct us to file up to three registration statements, on a best efforts basis, with the SEC providing for the registration for resale of the Class A common stock issuable upon conversion of the Series C preferred stock.
      On October 5, 2004, we entered into operational agreements with affiliates of Infinity. We entered into a barter agreement with CBS Broadcasting Inc. (“CBS”) and Viacom Outdoor Inc. (“Viacom”), pursuant to which we provide CBS with advertising airtime on our radio stations, in exchange for which, Viacom provides outdoor displays (such as billboards) promoting our radio stations. During fiscal year 2004, pursuant to the barter sales agreement, we recorded sales from Viacom, Inc. in the amount of $584,520.
      Sterling Advisors LLC serves as a financial consultant to us pursuant to a consulting agreement originally dated January 8, 2002 and renewed most recently as of March 1, 2005. Under the terms of that agreement, Sterling Advisors LLC is paid a retainer of $300,000 per year to advise us with respect to various financial matters. In 2004, Sterling Advisors LLC was paid $300,000 under the agreement and an additional $450,000 (paid in January, 2005) as a success fee in connection with our closing of the acquisition of radio station KRZZ-FM in San Fransisco in December 2004. Under a separate agreement with Irradio Holdings, Ltd., Sterling Advisors LLC serves as a financial consultant to, and receives fees from, Irradio Holdings, Ltd., a Florida limited partnership controlled by Mr. Alarcón, Jr., which includes among its assets the building in which we lease our corporate headquarters.
      Victor Aleman, Sr., the brother-in-law of Mr. Alarcón, Sr., is employed by us as a consultant. He was paid $83,640 during fiscal year 2004, which included the use of an automobile.
      See “Security Ownership of Certain Beneficial Owners and Management.”
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, “Reporting Persons”) to file reports of ownership and changes in ownership of our securities with the SEC. Reporting Persons are required by the SEC to furnish us with copies of all Section 16(a) forms they file.
      Based solely on our review of the copies of such forms received or written representations from the Reporting Persons, we believe that, with respect to the fiscal year ended December 31, 2004, all the Reporting Persons complied with all applicable filing requirements, except that one report covering one transaction by Joseph A. García was filed late. In addition, we believe that two reports covering two separate transactions by Marko Radlovic in fiscal year 2003 were filed late.
      The following Compensation Committee Report and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report or the performance graph by reference therein.
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The Compensation Committee reviews and approves the compensation of SBS’s executive officers and, from time to time, of SBS’s managers and key employees. The objectives of SBS’s executive compensation program are to (1) set levels of compensation that will attract and retain superior executives in the highly competitive radio broadcasting environment, (2) emphasize performance-based compensation that reflects the executive officer’s individual contribution to SBS’s financial performance and (3) provide equity-based compensation to align the interests of executive officers with those of stockholders. In order to achieve these objectives, the executive compensation program consists of three primary components: salary, bonuses and stock options.
Executive Officer Compensation
      During fiscal year 2004, SBS had an employment agreement with each executive officer. The employment agreement of Raúl Alarcón, Jr. was entered into prior to the creation of the Compensation Committee, which was established on November 2, 1999 upon the completion of SBS’s initial public offering. The employment agreements of William Tanner, Joseph A. García and Marko Radlovic were entered into on August 31, 2000, December 7, 2000, and October 31, 2003, respectively. The base salaries of executive officers are determined by reference to the officer’s experience level, length of employment, level of responsibility, historical salary paid and salaries for individuals in comparable positions paid by other companies in the radio broadcasting industry. Bonuses are intended to reward performance and provide executive officers with financial incentives to meet annual performance targets. Recommendations for discretionary bonuses under the employment agreements for executive officers other than the Chief

Executive Officer (“CEO”) are proposed by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of such compensation. In reviewing bonuses that are discretionary under the employment agreements, the Compensation Committee considers length of employment, individual performance and SBS’s performance, performance relative to its business conditions, and SBS’s success in meeting its financial objectives. The relative weight given to each factor may vary by individual in the Compensation Committee’s discretion.
      SBS employs equity-based compensation for executive officers, managers and other employees in order to provide incentives to build stockholder value and align the interests of these executive officers and employees with the interests of stockholders. Stock options are granted at the market price of SBS’s Class A common stock as of the date of grant and therefore have value only if the price of the Class A common stock increases over the exercise price. Proposals for stock option grants to executive officers, managers and other employees, other than the CEO, are presented to the Compensation Committee by the CEO and are then reviewed and, when appropriate, revised by the Compensation Committee, which has final approval of all such grants. In reviewing stock option grants, the Compensation Committee considers the same factors noted above for the granting of bonuses as well as whether the grants will provide the intended incentives.
Chief Executive Officer Compensation
      On October 25, 1999, SBS entered into an amended and restated employment agreement with Raúl Alarcón, Jr., CEO, President and Chairman of the Board, which renews for successive one-year periods after December 31, 2004, unless terminated by either party. Pursuant to the employment agreement, Mr. Alarcón, Jr. is entitled to receive an annual base salary of not less than $1,000,000 and a bonus, if earned. In fiscal year 2004, Mr. Alarcón, Jr. received a base salary of $1,226,888. Under the employment agreement, Mr. Alarcón, Jr. is entitled to an annual bonus based on same station annual broadcast cash flow growth or a greater amount granted at the discretion of the Board. In fiscal year 2004, the Board and the Compensation Committee granted Mr. Alarcón, Jr. a bonus of $985,245, which includes a contractual performance bonus of $535,245 and a discretionary bonus of $475,000 in consideration of his successful efforts on behalf of SBS in negotiating significant contracts, forging strategic alliances, and identifying and hiring new station personnel, as well as other contributions. Pursuant to the employment agreement, Mr. Alarcón, Jr. is also entitled each year of his employment to receive options to purchase 100,000 shares of SBS’s Class A common stock.

Respectfully submitted,

Compensation Committee:
Antonio S. Fernandez
Dan Mason
Jose A. Villamil

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other SBS filing under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended, except to the extent SBS specifically incorporates this report by reference therein.
AUDIT COMMITTEE REPORT
      The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of SBS and the audits of SBS’s financial statements. The Audit Committee’s responsibilities are described in a written charter adopted by the Board. Management is responsible for SBS’s internal controls and the financial reporting process. SBS’s independent registered public accounting firm is responsible for performing an independent audit of SBS’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon.
      The Audit Committee has reviewed and discussed with management and KPMG LLP, SBS’s independent registered public accounting firm, the audited consolidated financial statements of SBS for the fiscal year ended December 31, 2004. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.
      The Audit Committee has received the written disclosures and the letter from KPMG LLP required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with KPMG LLP the latter’s independence.
      Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board, and the Board approved, the inclusion of SBS’s audited consolidated financial statements in SBS’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 for filing with the SEC.

Respectfully submitted,

Audit Committee:
Antonio S. Fernandez
Dan Mason
Jose A. Villamil

STOCKHOLDER RETURN PERFORMANCE PRESENTATION
      The graph below compares the cumulative total stockholder return on our Class A common stock with the cumulative total return on the NASDAQ Stock Market (U.S.) and the NASDAQ Telecommunications Index, as well as with similar returns on the two indices presented in the previous year’s performance graph, the Standard & Poor’s 500 Stock Index (“S&P 500 Index”), the Standard & Poor’s Midcap Broadcasting & Cable TV Index (“S&P 500 Broadcasting & Cable TV Index”), formerly known as the Standard & Poor’s Broadcasting Index for TV, Radio and Cable, from December 26, 1999 to December 31, 2004. Since our former fiscal year end was the last Sunday in September and our current fiscal year end is December 31, we have included stockholder return information for both September and December in the graph. The data set forth below assumes that the value of an investment in our Class A common stock and in each index on December 26, 1999 was $100, and assumes the reinvestment of dividends.
      The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of our Class A common stock.
COMPARISON OF CUMULATIVE TOTAL RETURN* FROM DECEMBER 26, 1999 TO
DECEMBER 31, 2004 AMONG SPANISH BROADCASTING SYSTEM, INC.,
THE NASDAQ STOCK MARKET (U.S.), THE NASDAQ TELECOMMUNICATIONS INDEX,
THE S&P 500 INDEX AND THE S&P BROADCASTING & CABLE TV INDEX

*	$100 INVESTED ON DECEMBER 26, 1999 IN STOCK OR INDEX INCLUDING REINVESTMENT OF DIVIDENDS.
Cumulative Total Return

	12/99	9/00	12/00	9/01	12/01	12/02	12/03	12/04

SPANISH BROADCASTING SYSTEM, INC.	100.00	31.13	13.25	18.78	25.67	19.21	27.95	27.97
NASDAQ STOCK MARKET (U.S.)	100.00	76.62	58.64	33.34	45.16	26.34	38.12	40.57
NASDAQ TELECOMMUNICATIONS INDEX	100.00	73.88	52.46	34.33	43.49	22.68	37.93	41.75
S & P 500 INDEX	100.00	98.61	90.89	72.36	80.09	62.39	80.29	86.09
S & P BROADCASTING & CABLE TV INDEX	100.00	76.57	72.21	59.19	69.05	45.55	62.67	57.10

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      Our consolidated financial statements for the fiscal year ended December 31, 2004 have been audited by KPMG LLP (“KPMG”), independent registered public accounting firm. The Audit Committee of the Board has reappointed KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2005. We anticipate that a representative of KPMG will be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement.
Audit and Audit-Related Fees, Tax Fees and All Other Fees
      The following table sets forth the aggregate fees billed to us for professional audit services rendered by KPMG for the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, the review of the consolidated financial statements included in our quarterly reports on Form 10-Q for such periods and fees billed for other services rendered by KPMG for such periods. Fees include amounts related to the year indicated, which may differ from amounts billed.

	Fiscal Year Ended	Fiscal Year Ended
	December 31,	December 31,
	2004	2003

	($ in thousands)
Annual audit fees(1)	$997	$473
Audit related fees(2)	15	15
Tax fees(3)	278	279
All other fees(4)	300	—

Total fees for services	$1,590	$767

(1)	Annual audit fees for the audit of the consolidated financial statements included in our annual report on Form 10-K and the review of the interim condensed consolidated financial statements included in our quarterly reports on Form 10-Q. This category also includes fees for statutory audits required by the Puerto Rico tax authorities, debt compliance letters, consents, review of registration statements and other documents filed with the SEC, and accounting consultations. In 2004, this includes KPMG’s audit of management’s assessment of the effectiveness of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)	Audit related fees are the fees for the financial statement audit of the Company’s employee benefit plan.

(3)	Tax fees are the fees for professional services rendered for tax compliance, tax advice, and tax planning for our U.S. and Puerto Rico entities.

(4)	All other fees are the fees for services other than those in the above three categories. This category includes fees for documentation assistance services related to internal controls over financial reporting.
Audit Committee Pre-Approval Policies and Procedures
      In accordance with the Audit Committee Charter, the Audit Committee has the responsibility and authority to approve in advance all audit and non-audit services to be provided to us. The Audit Committee has not adopted a pre-approval policy for services performed by our independent registered public accounting firm. Our Audit Committee approves the engagement of our independent registered public accounting firm to render audit or non-audit services before each such engagement. The Audit Committee may, however, adopt pre-approval policies in the future if it deems pre-approval policies and procedures to be appropriate for us. The Audit Committee did not rely upon the exception to the pre-approval requirements provided in 17 C.F.R 210.2-01(c)(7)(i). The Audit Committee provided its prior approval for all audit and non-audit related services reflected in the above table. The Audit Committee reviewed the provision of all non-audit services by KPMG and concluded that the provision of these services was compatible with maintaining KPMG’s independence.

STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING
      In order for a stockholder proposal to be included in the proxy statement for our next annual meeting of stockholders to be held in 2006, such proposal must be submitted in writing and received by us at 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer, no later than the close of business on February 8, 2006. In order to avoid controversy as to the date on which we received a proposal, stockholders should submit proposals by certified mail, return receipt requested. Stockholder proposals must comply with Rule 14a-8 under the Exchange Act.
      If we have not received notice by the close of business on April 23, 2006 of any other stockholder proposal which is not to be included in the proxy materials for our next annual meeting but which a stockholder intends to propose for a vote at such meeting, then the persons named as proxies in the proxy materials for our next annual meeting may exercise discretionary voting authority with respect to such matter.
ANNUAL REPORT
      Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, containing our consolidated financial statements, has been mailed concurrently with the mailing of this Proxy Statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report on Form 10-K is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.
      Any beneficial or record owner of our securities on the Record Date of May 16, 2005 may request and receive without charge a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, including the consolidated financial statements and financial statement schedules thereto. Such request should be in writing and addressed to: Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PH II, Coconut Grove, Florida 33133, Attention: Joseph A. García, Chief Financial Officer.
OTHER MATTERS
      As of the date of this Proxy Statement, the Board does not know of any other matter which will be brought before the Annual Meeting. However, if any other matter properly comes before the Annual Meeting, or any adjournment thereof, the person or persons voting the proxies will vote on such matters in accordance with their best judgment and discretion.

By Order of the Board of Directors

Raúl Alarcón, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer
Coconut Grove, Florida
June 8, 2005

▼ TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE ▼

Spanish Broadcasting System, Inc.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
JUNE 28, 2005

The undersigned, acknowledging receipt of (1) notice of the annual meeting of stockholders to be held on June 28, 2005 at 10:00 a.m., Eastern time, at the corporate offices of Spanish Broadcasting System, Inc., 2601 South Bayshore Drive, PHII, Coconut Grove, Florida 33133, (2) the Proxy Statement relating to the meeting and (3) the 2004 Annual Report on Form 10-K, hereby revokes all prior proxies and appoints Raúl Alarcón, Jr. and Joseph A. García, and each of them acting singly, with full power of substitution, as proxies to represent and vote on behalf of the undersigned, as designated herein, all shares of Class A common stock, par value $0.0001 per share, and all shares of Class B common stock, par value $0.0001 per share, of Spanish Broadcasting System, Inc., a Delaware corporation, that the undersigned would be entitled to vote if present in person at the annual meeting of stockholders and any adjournment or adjournments thereof. These proxies are authorized to vote in their discretion upon such other matters as may properly come before the annual meeting or any adjournment(s) thereof.

When properly executed, this proxy will be voted in the manner directed herein by the undersigned.

If a choice is not specified with respect to the proposal, this proxy will be voted FOR such proposal.

Attendance of the undersigned at the annual meeting will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall vote in person at the annual meeting.

EACH STOCKHOLDER SHOULD SIGN THIS PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SPANISH BROADCASTING SYSTEM, INC.

HAS YOUR ADDRESS CHANGED?

▼ TO VOTE BY MAIL, PLEASE DETACH THE PROXY CARD HERE ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN THE PROPOSAL.

Proposal:	Election of Directors. For Raúl Alarcón, Jr., Pablo Raúl Alarcón, Sr., Dan Mason, Antonio S. Fernandez, Jose A. Villamil and Jason L. Shrinsky.

(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the “FOR ALL NOMINEES EXCEPT” box and write that nominee’s name in the space provided.)
Exceptions:

☐	FOR ALL NOMINEES LISTED	☐	WITHHOLD AUTHORITY TO VOTE FOR ALL	☐	FOR ALL NOMINEES EXCEPT

If authority to vote for the election of any nominee, or for all nominees, is not withheld, or if none of the boxes above is checked, this proxy will be deemed to grant authority to vote for all nominees.

Signature(s):

Please sign name(s) exactly as appearing hereon. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:	, 2005

Mark, sign and date the proxy card and return it in the postage-paid envelope enclosed.